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Success Entertainment Group Announces funding and debt restructure

Tulsa, Oklahoma - (Newsfile Corp. – July 13, 2020) – Success Entertainment Group International, Inc. (OTCQB: SEGN), (RII) (the “Company”), announced it has retired or locked up all of its current short-term convertible debt and received additional funding on more conventional terms. With its first acquisitions set to close this week and additional opportunities in the medical infrastructure space, the Company closed a small funding with FirstFire Global Opportunities Fund LLC, a Delaware limited liability company.  These ongoing funding’s have allowed the Company to pay the initial costs associated with its acquisitions and to seek a raise of larger capital in order to meet its expansion goals.

Dilution is always a concern for management and shareholders, however, when a company has gone from zero growth to the aggressive plan that the Renavotio team has put together, it is going to pursue several forms of capital raising.  The Company has moved from the more highly-toxic debt that was in place at the time of the Stock Exchange with Renavotio was closed to a more conventional and nontoxic funding to continue to achieve the aggressive acquisition and organic growth in the Company’s business plan.  “The only way to attract business talent and acquire asset-heavy companies is thru a formula of equity and asset backed debt.  We are now on that path and our shareholder should soon see the fruits of our labor.,”  stated Company CEO, Billy Robinson

ABOUT SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC. (SEGN)

Success Entertainment Group International Inc. (OTCQB: SEGN), plans to operate three (3) infrastructure and financial based models, Fiber optic, 5G and utility management, medical technology, and personal protective equipment (PPE) infrastructure products, e-commerce based organization, sharing platforms and database membership financial growth management. Such revenue streams may contribute viable and steady growth to the Company.

ABOUT RENAVOTIO INFRATECH (RII)

RII is a holding company focused on infrastructure opportunities including Medical, 5G, utility construction, utility management, IoT, water, waste management technology and related industries. RII initial targets along with recent medical protective gear are infrastructure companies with utility construction, consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long term savings utilizing smart utility monitoring and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning.

ABOUT UTILITY MANAGEMENT CORP

Utility Management Corp is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. One subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution for rural communities to reduce the consumption of electricity, natural gas and water utilities for commercial, industrial and municipal end users.  UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, specializing in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain "forward-looking statements" under applicable US securities legislation. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: general business, economic, competitive, political and social uncertainties; delay or failure to receive board, shareholder or regulatory approvals, where applicable and the state of the capital markets. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:
Success Entertainment Group International Inc.
Email Contact:  brobinson@renavotio.com
Telephone: +1(504) 722-7402

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